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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our reports dated March 15, 1995, accompanying the consolidated financial statements of Oshman's Sporting Goods, Inc. contained in the Registration Statement and Prospectus and accompanying the financial statements and schedule included in the Annual Report on Form 10-K for the year ended January 28, 1995, which is incorporated by reference in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

Grant Thornton LLP

Houston, Texas
December 21, 1995